ADDENDUM TO EMPLOYMENT AGREEMENT

This AGREEMENT (the "Agreement"), dated as of February 26, 2008, by and between Document Capture Technologies, Inc., a Delaware corporation with principal executive offices at 1772 Technology Drive, San Jose, California 95110 (hereinafter referred to as the "Company"), and Darwin Hu, an individual residing at 761 Harry Road, San Jose, California 95120 (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

WHEREAS, the Company and the Employee are parties to an Employment Agreement, dated April 26, 2005 (the "Original Agreement") and an Addendum to Employment Agreement dated January 18, 2008 (the "Addendum" and together with the Original Agreement, the "Employment Agreement"); and

WHEREAS, the Employee has tendered his resignation as President and Chief Executive Officer of the Company effective March 1, 2008 and the Company has accepted his resignation in such capacities;

WHEREAS, the Company desires that Employee continue to serve as its Chairman of the Board of Directors, and the Employee desires to serve the Company in that capacity, upon the terms and subject to the conditions contained in the Employment Agreement, as amended by this Agreement; NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows: 1. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Employment Agreement.

2. The Employee agrees to continue to execute his duties and responsibilities in accordance with the terms and provisions of the Employment Agreement, subject to the following terms and conditions as agreed upon:

     (a) Effective June 1, 2008, unless the Company appoints Employee to an executive officer position of the Company, Employee shall be paid a base pay of $112,500 per year during the Term.

(b)      Employee shall continue to serve as Chairman of the Board of Directors.

All other terms and conditions of the Employment Agreement not affected hereby shall remain in effect as originally drafted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
DOCUMENT CAPTURE
TECHNOLOGIES, INC.                                            EMPLOYEE



By:  /s/ David Clark                                         /s/ Darwin Hu
     ---------------                                         --------------
       David Clark                                           Darwin Hu
       Chief Executive Officer